SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 21, 2008

PERMA-FIX ENVIRONMENTAL SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-11596	58-1954497
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8302 Dunwoody Place, Suite 250, Atlanta, Georgia	30350
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (770) 587-9898

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Section 2 - Financial Information

Item 2.02 - Results of Operations and Financial Condition

On April 21, 2008, we filed a Form 10-K/A, Amendment No. 1, amending our Form 10-K for year ended December 31, 2007, as a result of our independent registered public accounting firm deleting from its report as of December 31, 2007, the going concern paragraph. As previously reported, on April 4, 2008, our lender revised our fixed charge ratio financial covenant, which allowed us, based on our projections, to show that we are likely to meet this financial covenant during 2008. On April 21, 2008, we issued a press release announcing that we have filed a Form 10-K/A for year ended December 31, 2007, as a result of our independent auditors deleting from its report the going concern paragraph. The press release, dated April 21, 2008, is attached hereto as an exhibit.

The information contained in this Item 2.02 and the exhibit attached hereto are being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Act of 1934, as amended, or otherwise subject to the liabilities of such section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Section 9 - Financial Statements and Exhibits

Item 9.01 - Financial Statements and Exhibits

(d) Exhibits.

Exhibit	Description

99.1	Press Release dated April 21, 2008

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 22, 2008

PERMA-FIX ENVIRONMENTAL SERVICES, INC.

By: /s/ Steven T. Baughman
Steven T. Baughman
Vice President and
Chief Financial Officer